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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        ABINGTON BANCORP, INC.                ABINGTON BANCORP CAPITAL TRUST
          ------------------                        ------------------
     (Exact Name of Registrant as              (Exact Name of Registrant as
       Specified in its Charter)             Specified in its Trust Agreement)


             Massachusetts                               Delaware
            ---------------                           --------------
        (State of Incorporation                   (State of Incorporation
           or Organization)                          or Organization)


              04-3334127                               (applied for)
          ------------------                        ------------------
     (IRS Employer Identification              (IRS Employer Identification
                Number)                                   Number)


         536 Washington Street                     536 Washington Street
    Abington, Massachusetts  02351            Abington, Massachusetts  02351
            ---------------                           ---------------
         (Address of Principal                     (Address of Principal
          Executive Offices)                        Executive Offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-52499 and 333-52499-01.

Securities to be registered pursuant to Section 12(b) of the Act:



    Title of each class               Name of each exchange of which
    to be so registered               each class is to be registered

      --------------                          --------------
           None                               Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:


                   ___% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)

                        ---------------------------------
                                (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     For a full description of the ___% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by Abington Bancorp Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee (the "Guarantee") with respect to the Preferred Securities by Abington Bancorp, Inc., a Massachusetts corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-52499 and 333-52499-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission on May 12, 1998 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.   EXHIBITS

     4.1 Form of Indenture between Abington Bancorp, Inc. and State Street Bank and Trust Company, as Trustee (incorporated by reference to Exhibit
          4.1 to the Registration Statement).

     4.2  Form of Junior Subordinated Debenture (incorporated by reference to
          Exhibit 4.2 to the Registration Statement).

     4.3 Certificate of Trust of Abington Bancorp Capital Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement).

     4.4 Form of Amended and Restated Trust Agreement of Abington Bancorp Capital Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

     4.5 Form of Preferred Security Certificate for Abington Bancorp Capital Trust (incorporated by reference to Exhibit 4.5 to the Registration Statement).

     4.6 Form of Preferred Securities Guarantee Agreement for Abington Bancorp Capital Trust (incorporated by reference to Exhibit 4.6 to the Registration Statement).


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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  May 18, 1998



ABINGTON BANCORP, INC.                       ABINGTON BANCORP CAPITAL TRUST



By: /s/ James P. McDonough                   By: /s/ James P. McDonough
    ......................................       ...............................
    James P. McDonough                           James P. McDonough
    President and Chief Executive Officer        Administrative Trustee